EXHIBIT 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                                   PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


I, Gerald McIlhargey, Acting President of St. Joseph, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in this Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2006, fairly presents, in all material respects, the financial condition and results of operations of St. Joseph, Inc.



By: /s/ GERALD MCILHARGEY
    -----------------------------
Name:  Gerald McIlhargey
Title: Acting President
Date:  May 22, 2006